Exhibit 10.1

TARENA INTERNATIONAL, INC.

2008 SHARE PLAN

(Adopted by the members of the Company on September 22, 2008; and adopted by the

Company’s Board of Directors on September 22, 2008; amended on November 28, 2012; share information has reflected the 10-for-1 share split effective on December 16, 2008)

1. Purposes of the Plan. The purpose of this Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Service Providers and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company or to increase this interest, by permitting them to acquire Shares of the Company. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares.

2. Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a) “Acquisition Date” means, with respect to Shares, the respective dates on which the Shares are sold under the Plan, the Shares are issued upon exercise of an Option or the Shares are issued in connection with a Share Award.

(b) “Administrator” means the Board, any of its Committees or such delegates as shall be administering the Plan in accordance with Section 4 hereof.

(c) “Affiliate” means (a) any entity (other than the Company) in an unbroken chain of entities ending with the Company if, at the time of the determination, each of the entities other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other entities in such chain, or (b) any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other entities in such chain.

(d) “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of laws of the PRC, Hong Kong, U.S. federal and state laws, the laws of the Cayman Islands and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(e) “Award” means an Option, a Share Purchase Right or a Share Award.

(f) “Awardee” means a recipient of an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “Change in Control” means the occurrence of any of the following events:

(i) any legal or natural person or group acting in concert becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law, shall not constitute a Change in Control.

(i) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(j) “Company” means Tarena International, Inc., a limited liability company duly incorporated and validly existing under the Laws of the Cayman Islands, or any successor corporation thereto.

(k) “Consultant” means any natural person, including an advisor, who is engaged by the Company, or any Parent, Subsidiary or variable interest entity whose financial statements are intended to be consolidated with the Company, any Parent or Subsidiary to render bona fide consulting or advisory services to such entity and who is compensated for the services; provided that the term “Consultant” does not include (i) Employees or (ii) securities promoters.

(l) “Date of Grant” means the date an Award is granted to an Awardee in accordance with Section 13 hereof.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability.

(o) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company or variable interest entity whose financial statements are intended to be consolidated with the Company or any Parent or Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company or any Parent or Subsidiary.

(p) “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement in accordance with Section 6(c) hereof.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(r) “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, Hong Kong Stock Exchange and the London Stock Exchange (Main Listing or Alternative Investment Market), the Fair Market Value shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean of the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Applicable Law.

(s) “Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

(t) “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof.

(u) “Option Agreement” means a written or electronic agreement between the Company and an Optionee, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Option granted under the Plan, and includes any documents attached to or incorporated into the Option Agreement, including, but not limited to, a notice of option grant and a form of exercise notice. The Option Agreement shall be subject to the terms and conditions of the Plan.

(v) “Optioned Shares” means the Shares subject to an Option.

(w) “Optionee” means the holder of an outstanding Option granted under the Plan.

(x) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing.

(y) “Plan” means this 2008 Share Plan, as amended from time to time.

(z) “PRC” means the People’s Republic of China, which, for the purpose of this Plan, shall exclude Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan.

(aa) “Purchase Price” means the amount of consideration for which one Share may be acquired pursuant to a Share Purchase Right or Share Award, as specified by the Administrator in the applicable Restricted Share Purchase Agreement or Share Award in accordance with Section 7(c) hereof.

(bb) “Purchaser” means the holder of Shares purchased pursuant to the exercise of a Share Purchase Right.

(cc) “Restricted Share Purchase Agreement” means a written or electronic agreement between the Company and a Purchaser, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of an individual Share Purchase Right, and includes any documents attached to or incorporated into the Restricted Share Purchase Agreement. The Restricted Share Purchase Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Restricted Shares” means Shares acquired pursuant to a Restricted Share Purchase Agreement or Share Award Agreement (if subjected to rights of redemption, repurchase or forfeiture).

(ee) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ff) “Service Provider” means an Employee, Director, or Consultant.

(gg) “Share” means an ordinary share of the Company, as adjusted in accordance with Section 12 hereof.

(hh) “Share Award” means an award or issuance of Shares or stock appreciation rights or other similar awards made under Section 7 of the Plan, the grant, issuance, retention, vesting, settlement and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Share Award Agreement”).

(ii) “Shareholders Agreement” means any agreement between an Awardee and the Company or members of the Company or both.

(jj) “Share Purchase Right” means a right to purchase Restricted Shares pursuant to Section 7 hereof.

(kk) “Subsidiary” means, as of the relevant date of determination, with respect to any legal or natural person (the “subject entity”), (i) any legal or natural person (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any legal or natural person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the U.S. GAAP, or (iii) any legal or natural person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

(ll) “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

3. Shares Subject to the Plan.

(a) Basic Limitation. Subject to the provisions of Section 12 hereof, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 8,184,990 Shares. The Shares may be authorized but unissued or reacquired Shares. The number of Shares that are subject to Awards outstanding under the Plan at any time shall not exceed the aggregate number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of outstanding Awards granted under the Plan.

(b) Additional Shares. If a Share Purchase Right or an Award expires, becomes unexercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised or settled in full, as the case may be, the Shares allocable to the unexercised portion of the Share Purchase Right or the Award shall again become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan, upon exercise of an Option or delivery under a Share Purchase Right or Share Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan except to the extent such Shares are repurchased or otherwise re-acquired by the Company pursuant to the terms of this Plan, any Option Agreement, any Restricted Share Purchase Agreement or any Share Award Agreement.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board. Any Committee of the Board shall be constituted to comply with Applicable Law.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value, in accordance with Section 2(r) hereof;

(ii) to select the Awardees to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve the form(s) of agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to implement a program where (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise/Purchase Prices and different terms), Awards of a different type, or cash, or (B) the Exercise/Purchase Price of an outstanding Award is reduced, based in each case on terms and conditions determined by the Administrator in its sole discretion;

(vii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable laws of jurisdictions other than the United States;

(viii) to allow Awardees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued under an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Awardees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix) to modify or amend each Award (subject to Section 17 hereof and Awardee consent if the modification or amendment is to the Awardee’s detriment), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Option Agreement or accelerate the vesting or exercisability of an Option or lapsing of a repurchase or redemption right to which Restricted Shares may be subject;

(x) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(xi) to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c) Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Awardees.

5. Rules of Eligibility. Only Service Providers, or trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, shall be eligible for the grant of Awards.

6. Terms and Conditions of Options.

(a) Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Option Agreement; provided, however, that any such inclusion shall be subject to Section 6A hereof. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 hereof.

(c) Exercise Price and Method of Payment. Each Option Agreement shall specify the Exercise Price. The Exercise Price shall be payable in accordance with Section 9 hereof. Notwithstanding anything to the contrary hereunder, (i) the exercise price for such amount of options set forth against the name of each optionee under Appendix I (totaling 5,385,000 Shares) shall be US$0.58 per share in the First Stage Options and Second Stage Options (as defined in Appendix I) and US$1.58 per share in the Third Stage Options (as defined in Appendix I); and (ii) the exercise price of the remaining 617,020 Shares that may be issued under the Plan pursuant to Section 3(a) shall be determined by the Board (including the affirmative votes of the Series A Director and the JAFCO Director, each defined under the Second Amended and Restated Memorandum and Articles of Association of the Company adopted by the Shareholders’ resolutions dated September 22, 2008).

(d) Term of Option. The Option Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant. The Option Agreement will be subject to earlier termination as provided in or pursuant to Section 6.

(e) Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Option Agreement shall be determined by the Administrator in its sole discretion; provided, however, that such exercisability provisions shall be subject to Sections 6A and 6B hereof.

(f) Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator subject to Sections 6A and 6B hereof and as set forth in the Option Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, and (C) all representations, indemnifications, and documents reasonably requested by the Administrator including, without limitation, any Shareholders Agreement. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 9 hereof and permitted by the Option Agreement.

(ii) Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Subject to the provisions of Sections 8, 9, 14, and 15, the Company shall issue (or cause to be issued) certificates evidencing the issued Shares promptly after the Option is exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon the exercise of an Option, if those Shares remain subject to repurchase or redemption under the provisions of the Option Agreement, any Shareholders Agreement, or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

(iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan (in accordance with Section 3(b)) and for sale under the Option, by the number of Shares as to which the Option is exercised.

(g) Termination of Service (other than by death).

(i) If an Optionee ceases to be a Service Provider for any reason other than because of death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(A) The expiration date determined by Section 6(d) hereof;

(B) The 30th day following the termination of the Optionee’s relationship as a Service Provider for any reason other than Disability, or such later date as the Administrator may determine and specify in the Option Agreement; or

(C) The last day of the six-month period following the termination of the Optionee’s relationship as a Service Provider by reason of Disability, or such later date as the Administrator may determine and specify in the Option Agreement.

(ii) Following the termination of the Optionee’s relationship as a Service Provider pursuant to this Section 6(h), the Optionee may exercise all or part of the Optionee’s Option at any time before the expiration of the Option as set forth in
Section 6(h)(i) hereof, but only to the extent that the Option was vested and exercisable as of the date of termination of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). The balance of the Shares subject to the Option shall be forfeited on the date of termination of the Optionee’s relationship as a Service Provider. In the event that the Optionee dies after the termination of the Optionee’s relationship as a Service Provider but before the expiration of the Optionee’s Option as set forth in Section 6(h)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Any Optioned Shares subject to the portion of the Option that are vested as of the termination date of the Optionee’s relationship as a Service Provider but that are not purchased prior to the expiration of the Option pursuant to this Section 6(h) shall be forfeited immediately following the Option’s expiration.

(h) Leaves of Absence. Unless otherwise determined by the Administrator, for purposes of this Section 6, the service of an Optionee as a Service Provider shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of an Option shall be suspended during any unpaid leave of absence.

(i) Death of Optionee.

(i) If an Optionee dies while a Service Provider, then the Optionee’s Option shall expire on the earlier of the following dates:

(A) The expiration date determined by Section 6(d) hereof;

(B) The last day of the six-month period immediately following the Optionee’s death, or such later date as the Administrator may determine and specify in the Option Agreement.

(ii) All or part of the Optionee’s Option may be exercised at any time before the expiration of the Option as set forth in Section 6(j)(i) hereof by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Optionee’s death or had became vested and exercisable as a result of the death. The balance of the Shares subject to the Option shall be forfeited upon the Optionee’s death. Any Optioned Shares subject to the portion of the Option that are vested as of the Optionee’s death but that are not purchased prior to the expiration of the Option pursuant to this Section 6(j) shall be forfeited immediately following the Option’s expiration.

(j) No Assignment. The Optionee shall not sell, transfer, pledge, hypothecate, encumber or otherwise assign any of his or her rights under the Option Agreement (including any Option, vested or unvested, issued or unissued, exercised or unexercised) without prior written consent of the Board (including the affirmative votes of the Series A Directors and the Series B Director).

(k) Restrictions on Transfer of Shares. Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, nomination arrangements, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

6A. Restriction on Issue of Shares

Notwithstanding anything else in this Plan, all Options can only be exercised (if vested) and Shares issued pursuant thereunder, and Shares can only be issued pursuant to a Share Award, only upon the occurrence of any of the following events:

(a) the consummation of a Qualified IPO (as defined below);

(b) the consummation of a Liquidation Event (as defined below); or

(c) the expiry of the five (5) year period commencing from the date hereof.

For the purpose of this Section 6A, (i) the term “Qualified IPO” shall mean a firm commitment underwritten public offering of the Ordinary Shares in the United States, that has been registered under the Securities Act, with the pre-money valuation of the Company of no less than US$270,000,000 and gross proceeds to the Company of at least US$50,000,000 and the total securities issued by the Company in such offering no less than twenty percent (20%) of all outstanding share capital of the Company after the offering, or in a similar public offering of the Ordinary Shares of the Company in Hong Kong or another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange; provided that such offering satisfies the foregoing pre-money valuation and offering share percentage is subject to the prior written approval of the holders of more than forty five percent (45%) of the Series A Preferred Shares and the holders of more than forty five percent (45%) of the Series B Preferred Shares (including JAFCO Asia Technology Fund IV); and (ii) the term “Liquidation Event” shall have the meaning described under Article 2.2 of the Schedule of the Second Amended and Restated Articles of Association of the Company.

6B. Automatic Extension of Termination Date

Due to the exercise restrictions set forth in Section 6A hereof, any expiration dates associated with termination, including by death, as described in Sections 6(g) and 6(i) hereof, shall be calculated starting from the occurrence of any of the events enumerated in Section 6A hereof.

7. Terms and Conditions of Share Purchase Rights and Share Awards.

(a) Restricted Share Purchase Agreement or Share Award Agreement. Each Share Purchase Right or Share Award under the Plan shall be evidenced by a Restricted Share Purchase Agreement or Share Award Agreement, respectively, between the Purchaser and the Company. Each Share Purchase Right and each Share Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in a Restricted Share Purchase Agreement or Share Award Agreement, including without limitation, (i) the number of Shares subject to such Restricted Share Purchase Agreement or Share Award Agreement, as applicable, or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator and (v) restrictions on the transferability of the Share Purchase Rights and the Share Awards. The provisions of the various Restricted Share Purchase Agreements and Share Award Agreements entered into under the Plan need not be identical.

(b) Duration of Offers of Share Purchase Rights or Share Awards. Any Share Purchase Right or Share Award granted under the Plan shall automatically expire if not exercised by the Purchaser within 30 days (or such longer time as is specified in the Restricted Share Purchase Agreement or the Share Award Agreement) after the Date of Grant. Share Purchase Rights or Share Awards shall not be transferable and shall be exercisable only by the Awardee to whom the Share Purchase Right or the Share Award was granted.

(c) Purchase Price. The Purchase Price, if any, shall be determined by the Administrator in its sole discretion. The Purchase Price, if any, shall be payable in a form described in Section 9 hereof.

(d) Restrictions on Transfer of Shares. Any Shares awarded or sold pursuant to Share Purchase Rights or Share Awards shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, market stand-offs, and other transfer restrictions as the Administrator may determine. The restrictions described in the preceding sentence shall be set forth in the applicable Restricted Share Purchase Agreement or Share Award Agreement, as applicable, and shall apply in addition to any restrictions that may apply to holders of Shares generally. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Shares acquired pursuant to a Restricted Share Purchase Agreement or a Share Award Agreement shall be suspended during any unpaid leave of absence.

8. Withholding Taxes. As a condition to the exercise of an Option, purchase of Restricted Shares or receipt of a Share Award, the Awardee (or in the case of the Awardee’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option, purchasing Restricted Shares or receiving the Share Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise of an Option or purchase of Restricted Shares under the laws of any applicable jurisdiction including the Cayman Islands, the PRC, the U.S., Hong Kong and any other jurisdiction. The Awardee (or in the case of the Awardee’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option, purchasing Restricted Shares or receiving Share Awards) also shall make such arrangements as the Administrator may require for the satisfaction of any applicable Cayman Islands, PRC, Hong Kong, U.S. federal, state, local, or non-Cayman Islands, non-PRC, non-Hong Kong and non-U.S. withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option, purchasing Restricted Shares or receiving Share Awards. The Company shall not be required to issue any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option or delivery of Restricted Shares or Share or Award, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Awardee, or to require the Awardee to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the Shares issued to the Awardee. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Awardee to satisfy all or part of any withholding tax liability by (i) having the Company withhold from the Shares that would otherwise be issued upon the exercise of an Option, purchase of Restricted Shares that number of Shares or received in a Share Award having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the Company’s withholding tax liability to be so satisfied or (ii) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company’s withholding tax liability to be so satisfied.

9. Payment for Shares. The consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined by the Administrator, subject to the provisions in this Section 9.

(a) General Rule. The entire Purchase Price or Exercise Price (as the case may be) for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 9.

(b) Surrender of Shares. To the extent that an Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement so provides, all or any part of the Exercise Price or Purchase Price (as the case may be) may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Awardee. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised or Restricted Shares are purchased. The Awardee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price or Purchase Price (as the case may be) if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c) Services Rendered. At the discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Parent or Subsidiary prior to the Award.

(d) Other Forms of Consideration. At the discretion of the Administrator and to the extent an Option Agreement, a Restricted Share Purchase Agreement or Share Award so provides, all or a portion of the Exercise Price or Purchase Price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law.

10. Nontransferability of Awards. Unless otherwise determined by the Administrator and so provided in the applicable Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than (i) by will or applicable laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) by trusts or companies established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider or Service Providers, in each case subject to Applicable Law, and shall not be subject to execution, attachment, or similar process. In the event the Administrator in its sole discretion makes an Award transferable, only a Share Purchase Right or Share Award may be transferred provided such Award is transferred without payment of consideration to members of the Awardee’s immediate family or to trusts or partnerships established exclusively for the benefit of the Awardee and the members of the Awardee’s immediate family, all as permitted by Applicable Law. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void.

11. Rights as a Member. Until the Shares actually are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a member shall exist with respect to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

12. Adjustment of Shares.

(a) Changes in Capitalization. Subject to the Board’s prior written approval, the class(es) and number and type of Shares that have been authorized for issuance under the Plan shall be proportionately adjusted for any increase, decrease, or change in the number or type of outstanding Shares or other securities of the Company or exchange of outstanding Shares or other securities of the Company into or for a different number or type of shares or other securities of the Company or successor entity, or for other property (including, without limitation, cash) or other change to the Shares resulting from a share split, reverse share split, share dividend, dividend in property other than cash, combination of shares, exchange of shares, combination, consolidation, recapitalization, reincorporation, reorganization, change in corporate structure, reclassification, or other distribution of the Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The adjustment contemplated in this Section 12(a) shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Optioned Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase or redemption option applicable to any Shares purchased upon exercise of an Option or Restricted Shares purchased under a Share Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent an Option has not been previously exercised and all Restricted Shares covered by a Share Purchase Right have not been purchased, the Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, unless the Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement provides otherwise, each outstanding Option shall be assumed or an equivalent option shall be substituted by, and each right of the Company to repurchase, redeem or reacquire Shares upon termination of a Purchaser’s relationship as a Service Provider shall be assigned to, the successor corporation or a Parent or Subsidiary of the successor corporation. If, in the event of a Change in Control, the Option is not assumed or substituted, or the repurchase, redemption or reacquisition or similar right is not assigned, in the case of an outstanding Option, the Option shall fully vest immediately and the Awardee shall have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable, and, in the case of Restricted Shares, the Company’s repurchase, redemption or reacquisition or similar right shall lapse immediately and all of the Restricted Shares subject to the repurchase, redemption or reacquisition or similar right shall become vested. If an Option becomes fully vested and exercisable, in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this Section 12(c), an Option shall be considered assumed, and Restricted Shares will be considered assigned if, following the Change in Control, the Award confers the right to purchase or receive, for each covered Share immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in connection with the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the Change in Control is not solely common stock or ordinary shares of the successor corporation or its Parent or Subsidiary, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or vesting of the Restricted Shares, for each covered Share, to be solely common stock or ordinary shares of the successor corporation or its Parent or Subsidiary equal in Fair Market Value to the per Share consideration received by holders of Shares in the Change in Control.

(d) Reservation of Rights. Except as provided in this Section 12 and in the applicable Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement, an Awardee shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Optioned Shares. The grant of an Option, Share Purchase Right or Share Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13. Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator.

14. Securities Law Requirements.

(a) Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and nor shall it have any liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the applicable securities laws in the PRC, Hong Kong and the British Virgin Islands, Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option or the purchase or acquisition of Restricted Shares if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at the time of acquisition of Shares that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. Approval by Members. The Plan shall be subject to approval by the members of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval by members of the Company shall be obtained in the degree and manner required under Applicable Law. Awards may be granted but Options may not be exercised and Restricted Shares may not be purchased or acquired prior to approval of the Plan by members of the Company.

17. Duration and Amendment.

(a) Term of Plan. Subject to approval by members of the Company in accordance with Section 16 hereof, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the members of the Company as described in Section 16 hereof. In the event that the members of the Company fail to approve the Plan within 12 months prior to or after its adoption by the Board, any Awards that have been granted and any Shares that have been awarded or purchased under the Plan shall be rescinded, and no additional Awards shall be granted thereafter. Unless sooner terminated under Section 17(b) hereof, the Plan shall continue in effect for a term of ten (10) years.

(b) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(c) Approval by Members. The Board shall obtain approval of the members of any Plan amendment to the extent necessary and desirable to comply with Applicable Law.

(d) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Awardee with respect to an outstanding Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

18. Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options or the acquisition of Restricted Shares, including, without limitations, the restrictions described in Sections 6(k), 7(d), and
14(c) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

19. No Retention Rights. Neither the Plan nor any Award shall confer upon any Awardee any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Parent or Subsidiary employing or retaining the Awardee), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

20. No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other Applicable Law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Plan to comply with any law.

21. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and an Awardee or any other person. To the extent that any Awardee acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, a Parent, or any Subsidiary.

22. No Rights to Awards. No Awardee, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Awardee, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Awardee or with respect to different Awardees.

23. Governing Law. The Plan and any Option Agreement, Restricted Share Purchase Agreement or Share Award Agreement entered into by the Company pursuant to the Plan shall be governed by the laws of Hong Kong without regard to its principles of conflicts of laws.

24. Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to the Share Plan and any Option Agreement, Restricted Share Purchase Agreement or Share Award Agreements, or the interpretation, breach, termination or validity hereof or thereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within three (3) days after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: The arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the UNCITRAL Rules by the Centre. The language of the arbitration shall be English.

(c) Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party to the dispute in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(d) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

(e) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

25. No Guarantee of Continued Service. The vesting of shares pursuant to the vesting schedule under any Option Agreement is earned only be continuing as a Service Provider and does not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all and shall not interfere with the right of any party or third party to terminate the Optionee’s relationship as a Service Provider at any time subject to Applicable Law.